Exhibit 4.12


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                 pursuant to the
        OXFORD INVESTMENTS HOLDINGS INC. NON-QUALIFIED STOCK OPTION PLAN

                                    * * * * *
Optionee:
Grant Date:
Per Share Exercise Price: $________
Number of Option Shares subject to this Option: ________________

                                    * * * * *

THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement"), dated as of the grant date set forth above is entered into by and between Oxford Investments Holdings Inc. (the "Company") and the optionee listed above (the "Optionee") pursuant to the Oxford Investments Holdings Inc. Non-Qualified Stock Option Plan as in effect and as amended from time to time (the "Plan"):

W I T N E S S E T H:

WHEREAS, the Optionee is a Key Person (as defined in the Plan), and it is important to the Company that the Optionee be encouraged to remain a Key Person of the Company or any Subsidiary of the Company; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Optionee an opportunity to purchase shares of the common stock of the Company, as hereinafter provided, pursuant to the Plan, a copy of which has been provided to the Optionee; and

WHEREAS, any capitalized terms used but not defined herein have the same meanings given them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Optionee and the Company hereby agree as follows:

Section 1. Grant of Stock Option. The Company hereby grants to the Optionee a nonqualified stock option (the "Stock Option") to purchase all or any part of the number of shares of its common stock, no par value (the "Stock") as set forth above, under and subject to the terms and conditions of this Option Agreement and the Plan which is incorporated herein by reference and made a part



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hereof for all  purposes.  The  purchase  price for each  share to be  purchased hereunder shall be the option price set forth above (the "Option Price"). This Stock Option shall not constitute an incentive stock option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code").


Section 2. Times of Exercise of Stock Option. After, and only after, the conditions of Section 9 hereof have been satisfied, the Optionee shall be eligible to exercise the Stock Option pursuant to the vesting schedule set forth on the attached Exhibit A (the "Vesting Schedule" or "Schedule"). If the
Optionee is a Key Person with the Company (or of any one or more of the Subsidiaries of the Company) and remains a Key Person at all times prior to any of the exercise dates specified on the Vesting Schedule (the "Exercise Dates"), then the Optionee shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise the Stock Option and purchase on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Stock determined by multiplying the aggregate number of shares of Stock subject to the Stock Option set forth on the Vesting Schedule by the designated percentage set forth on the Vesting Schedule.

Section 3. Term of Stock Option. Subject to earlier termination as hereafter provided, the Stock Option shall expire at the close of business on the expiration date set forth on the Schedule and may not be exercised after such expiration date; provided, however, in no event shall the term of the Stock Option be longer than ten years from the Date of Grant. At all times during the period commencing with the date the Stock Option is granted to the Optionee and ending on the earlier of the expiration of the Stock Option or the date which is three months prior to the date the Stock Option is exercised by the Optionee, the Optionee must be a Key Person of either (i) the Company, (ii) a Subsidiary of the Company, or (iii) a corporation or a parent or a Subsidiary of such corporation issuing or assuming a Stock Option in a transaction to which Section 424(a) of the Code applies.

Section 4. Nontransferability of Stock Option. The Stock Option is not transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, the Stock Option contrary to the provisions hereof shall be null and void and without effect, shall give no right to any purported transferee and may, in the Committee's sole discretion, result in the forfeiture of the Stock Option.

Section 5. Employment. If the Optionee is an employee, so long as the Optionee shall continue to be a full-time or part-time and continuous employee of the Company, a subsidiary, a partnership or a limited liability company which the Company controls, the Stock Option shall not be affected by any change of duties or position. Nothing in the Plan or in this Option Agreement shall confer upon the Optionee any right to continue in such employment, or interfere in any way with the right of the employer to terminate the Optionee's employment at any time.



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Section  6.  Acceleration  of  Otherwise  Unexercisable  Stock  Option on Death,
Disability or Other Special Circumstances. The Compensation Committee, in its sole discretion, may permit (i) an Optionee who terminates employment due to a Disability, (ii) the personal representative of a deceased Optionee, or (iii) any other Optionee who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the unvested shares subject to the Stock Option on the date of the Optionee's termination of employment due to a Disability, death or special circumstance, or as the Committee otherwise so determines. With respect to shares subject to the Stock Option for which the applicable Exercise Date(s) has occurred or for which the Compensation Committee has permitted purchase in accordance with the foregoing provisions, the Optionee, or the representative of a deceased Optionee, shall automatically have the right to purchase such shares within three months of such date of termination of employment, one year in the case of a Optionee suffering a Disability or in the case of a deceased Optionee.

Section 7.  Method of Exercising Stock Option.

(a) Procedures for Exercise. The manner of exercising the Stock Option shall be by written notice to the Secretary of the Company at the time the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Stock Option. Such notice shall state the election to exercise the Stock Option, the number of shares of Stock to be purchased upon exercise, the form of payment to be used, and shall be signed by the person so exercising the Stock Option.

(b) Form of Payment. Payment in full for shares of Stock purchased under this Option Agreement shall accompany the Optionee's notice of exercise, together with payment for any applicable withholding taxes. Payment shall be made (i) in cash or by check, bank draft or money order payable to the order of the Company;
(ii) by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee having a Fair Market Value on the date of payment equal to the amount of the Option Price; or (iii) a combination thereof. In addition to the foregoing, the Committee may permit a Optionee to elect to pay the Option Price by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.

c) Further Information. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 7, by any person other than the Optionee due to the death of the Optionee, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the Stock Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 1315 Lawrence Avenue East, Suite 520, Toronto, Ontario, Canada M3A 3R3, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.



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Section 8.  Acceleration  of Stock Option Upon Corporate  Event.  If the Company
shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Optionee no less than 40 days prior to the anticipated effective date of the proposed transaction, and the Optionee's Stock Option shall become 100% vested. Prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, each Optionee shall have the right to exercise his or her Stock Option to purchase any or all of the Stock then subject to such Stock Option. Each Optionee, by so notifying the Company in writing, may, in exercising his or her Stock Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the consummation of the transaction, in which event such Optionee need not make payment for the Stock to be purchased upon exercise of such Stock Option until five days after receipt of written notice by the Company to such Optionee that the transaction has been consummated. If the transaction is consummated, each Stock Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date such transaction is consummated. If the transaction is abandoned, (i) any Stock not purchased upon exercise of such Stock Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Stock Option not exercised prior to such abandonment shall have vested solely by operation of this Section 8, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Section 8, and the Vesting Schedule set forth in the Notice shall be reinstituted as of the date of such abandonment.

Section 9. Securities Law Restrictions. The Stock Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, the Optionee, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Stock Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and the Optionee shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. The Optionee acknowledges that any stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.

Section 10. Payment of Withholding Taxes. An Optionee must pay the amount of taxes required by law upon the exercise of an Option in cash. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with exercise of this Option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Company for payment of all such taxes. The Optionee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the shares purchased upon exercise of this Option. If such election is made, the shares so retained shall be credited against such withholding requirement at the fair market value on the date of exercise.



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Section 11. Notices.  Any notice  hereunder by the Optionee to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of Stock Plan Administration or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Optionee. Any notice hereunder by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company.

Section 12. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of
Section 409A of the United States Internal Revenue Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to Optionee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Optionee).

Section 13. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Option Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

Section 14. Rights as Stockholder. Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee's estate shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee's estate) has been entered as the stockholder of record on the books of the Company.

Section 15. Disclaimer of Rights. No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Company or any subsidiary, or to interfere in any way with the right and authority of the Company or any subsidiary either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Company or any subsidiary.

Section 16. Interpretation of this Option Agreement. All decisions and interpretations made by the Board or the Compensation Committee thereof with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

Section 17. Governing Law. This Option Agreement shall be governed by the laws of the Ontario, Canada. (but not including the choice of law rules thereof).



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Section 18. Binding  Effect.  Subject to all  restrictions  provided for in this
Option Agreement, the Plan, and by applicable law relating to assignment and transfer of this Option Agreement and the Option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 19. Severability. If one or more of the provisions of this Option Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

Section 20. Entire Agreement; Eligibility. This Option Agreement and the Plan together constitute the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Except for amendments to the Plan incorporated into this Option Agreement by reference pursuant to the preamble above, neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. In the event that it is determined that the Optionee was not eligible to receive this Option, the Option and this Option Agreement shall be null and void and of no further effect.


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                                 SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.

Oxford Investments Holdings Inc.                     Optionee:

By: _______________________                          By: _______________________
    Print Name and Title                                 Print Name:



ADDRESS FOR NOTICE TO OPTIONEE:


Number                            Street                Apt.


City                              State                 Zip Code


SS#                               Hire Date (if applicable)


DESIGNATED BENEFICIARY:

Please Print:  Last Name, First Name, MI


Beneficiary's Street Address



City                              State                 Zip Code


Beneficiary's Social Security Number


I understand that in the event of my death, the above named beneficiary will have control of any unexercised options remaining in my account at that time. If no beneficiary is designated or if the named beneficiary does not survive me, the options will become part of my estate. This beneficiary designation does NOT apply to stock acquired by the exercise of options prior to my death.



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SIGNATURE                                                      DATE

--------------------------                                     --------------

After completing this page, please make a copy for your records and return it to Stock Plan Administration, Oxford Investments Holdings Inc.




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                                    Exhibit A

                                Vesting Schedule

                      Non-Qualified Stock Option Agreement

The option granted by the Compensation Committee in the attached Non-Qualified Stock Option Agreement shall vest on the anniversary dates indicated below:

-------------------------------- ----------------------- -----------------------
        Period or Date             Vesting Percentage        Cumulative Vesting
                                                                 Percentage
-------------------------------- ----------------------- -----------------------
At Grant Date                            20%                        20%
-------------------------------- ----------------------- -----------------------
One Year from Grant Date                 20%                        40%
-------------------------------- ----------------------- -----------------------
Two Years from Grant Date                20%                        60%
-------------------------------- ----------------------- -----------------------
Three Years from Grant Date              20%                        80%
-------------------------------- ----------------------- -----------------------
Four Years from Grant Date               20%                       100%
-------------------------------- ----------------------- -----------------------



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